The transactions described in this report involve securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the transactions described below, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Cover

Document Name:	Change Report No. 2

Governing Provisions:	Article 27-25, Paragraph 1 of the Financial Instruments and Exchange Act (the “Act”)

Attention:	Director General of the Kanto Local Finance Bureau

Name:	Idemitsu Kosan Co., Ltd. Takashi Tsukioka, Representative Director & Chief Executive Officer

Address or Location of Head Office:	1-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo

Date of Occurrence of Reporting Obligation:	September 26, 2017

Date of Submission:	September 29, 2017

Total Number of Submitting Parties and Joint Holder:	2

Manner of Submission:	Other

Reason(s) for Submitting Change Report:

Change in the “Purpose of Holding”

Change of “Security Agreements and Other Important Agreements regarding the Share Certificates, etc.”

Increase of 1% or more of the Holding Ratio of the Share Certificates, etc.

Addition to the “Joint Holders”

   Part I. The Issuer

Name of the Issuer	SHOWA SHELL SEKIYU K.K.
Securities Code	5002
Listed / Traded Over-the-Counter	Listed
Financial Instruments Exchange(s) of Listing	Tokyo Stock Exchange

   Part II. Matters Regarding Submitting Party

1.	Submitting Party (Large Volume Holder) /1

(1)	Summary of Submitting Party

(i)	Submitting Party (Large Volume Holder)

Individual / Corporate Entity	Corporate Entity (“Kabushiki Kaisha” (stock company))
Name	Idemitsu Kosan Co., Ltd.
Address or Location of Head Office	1-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo
Former Name
Former Address or Location of Head Office

(ii)	In the case of an Individual

Date of Birth
Occupation
Name of Employer
Address of Employer

(iii)	In the case of a Corporate Entity

Date of Incorporation	March 30, 1940
Name of Representative	Takashi Tsukioka
Title of Representative	Representative Director & Chief Executive Officer
Business	Importing, refining and sale of oil products, and the manufacture and sale of petrochemical products, etc.

(iv)	Contact for Business Affairs

Contact Address and Name of Contact Person for Business Affairs	Koji Tokumitsu, General Manager, Investor Relations Office, Treasury Department
Telephone Number	+81-3-3213-9307

(2)	Purpose of Holding

To proceed with discussions with the Issuer toward business integration (including discussions regarding management participation until business integration)

(3)	Act of Important Proposal, etc.

Not Applicable

(4)	Breakdown of Share Certificates, etc. Held by the Above Submitting Party

(i)	Number of Share Certificates, etc. Held

	Art. 27-23, Para. 3, Main Text of the Act		Art. 27-23, Para. 3, Item 1 of the Act	Art. 27-23, Para. 3, Item 2 of the Act
Share Certificates or Investment Securities, etc. (number of shares/units)		117,761,200

Share Option Certificates or Investment Equity Subscription Right Certificates, etc. (number of shares/units)	A			H

Bonds with Share Options (number of shares)	B			I

Target Securities Covered Warrants	C			J

Depositary Certificates (shares)

Depositary Certificates (other than shares)	D			K

Trust Beneficiary Securities (shares)

Trust Beneficiary Securities (other than shares)	E			L

Bonds Issued by a Party Other than the Issuer Redeemable into Equity Securities Issued by the Issuer	F			M

Share Certificates Issued by a Party Other than the Issuer Convertible into Shares Issued by the Issuer	G			N

Total (number of shares/units)	O	117,761,200	P	Q

Number of Share Certificates, etc. Deducted by Reason of Transfer by Margin Trading	R

Number of Share Certificates, etc. Deducted by Reason of Existence of Rights to Claim Delivery, etc. between Joint Holders	S

Number of Share Certificates, etc. Held (Total) (O + P + Q – R – S)	T 117,761,200

Number of Potential Share Certificates, etc. Held (A + B + C + D + E + F + G + H + I + J + K + L + M+ N)	U

(ii)	Holding Ratio of Share Certificates, etc.

Total Number of Issued Shares, etc. (number of shares/units) (as of August 9, 2017)	V 376,850,400
Holding Ratio of Share Certificates, etc. by the Above Submitting Party (%) (T/(U + V) x 100)		31.25
Holding Ratio of Share Certificates, etc. Shown in the Preceding Report (%)		31.25

(5)	Status of Acquisition or Disposal during the Most Recent 60 Days of Share Certificates, etc. Issued by the Issuer of the Relevant Share Certificates, etc.

Date (MM/DD/YY)	Type of Share Certificates, etc.	Volume	Percentage	Market / Out of Market Trading	Acquisition / Disposal	Price per Share, etc.

(6)	Security Agreements and Other Important Agreements regarding the Relevant Share Certificates, etc.

The Submitting Party entered into a Share Disposition Trust Agreement dated December 16, 2016 (the “Trust Agreement”), with Sumitomo Mitsui Trust Bank, Limited (“Sumitomo Mitsui Trust”) to sell the Issuer’s common shares. The Trust Agreement provides that: (i) pursuant to the Share Purchase Agreement dated July 30, 2015 (the “Share Purchase Agreement”), entered into between the Submitting Party, The Shell Petroleum Company Limited and The Anglo-Saxon Petroleum Company Limited, if it is retroactively discovered after the completion of the share acquisition that the total of (x) the number of the Issuer’s common shares acquired by the Submitting Party pursuant to the Share Purchase Agreement and (y) the number of the Issuer’s common shares held by certain shareholders of the Submitting Party and their related persons on the share purchase closing date, had exceeded the standard number of shares (meaning the aggregate number of outstanding shares of the Issuer on the share purchase closing date (376,850,400 shares), minus the number of the Issuer’s treasury shares, multiplied by 1/3 (shares less than one unit are rounded up to one unit shares); hereinafter the same), the Submitting Party shall immediately transfer by trust the number of shares corresponding to the excess over the standard number of shares out of the Issuer’s common shares held by the Submitting Party; (ii) Sumitomo Mitsui Trust shall, upon notice from the Submitting Party, dispose of all the shares transferred by trust; and (iii) Sumitomo Mitsui Trust shall not exercise any voting rights pertaining to the shares transferred by trust. The Trust Agreement, however, was terminated as of September 26, 2017.

The Submitting Party entered into a Shareholders’ Agreement dated September 26, 2017 (the “Shareholders’ Agreement”), with Aramco Overseas Company B.V. The Shareholders’ Agreement provides that neither party shall transfer the Issuer’s shares without the other party’s consent, as a rule; neither party shall purchase additional shares of the Issuer without prior consultation with the other party, as a rule; each party shall have first refusal rights subject to certain conditions, if such party intends to transfer the Issuer’s shares; and if the parties discuss and agree regarding the exercise of their voting rights at the shareholders meeting of the Issuer, they will exercise their voting rights in accordance with such agreement.

(7)	Funds Used for Acquisition of Share Certificates, etc. Held

(i)	Breakdown of Acquisition Funds

Amount of Own Funds (W) (in thousands of yen)
Total Amount of Borrowing (X) (in thousands of yen)	158,977,620
Total Amount of Other Funds (Y) (in thousands of yen)
Breakdown of the Above (Y)
Total Amount of Acquisition Funds (in thousands of yen) (W + X + Y)	158,977,620

(ii)	Breakdown of Borrowings

Name (Branch Name)	Business Type	Name of Representative	Location	Purpose of Borrowing	Amount (in thousands of yen)
Sumitomo Mitsui Banking Corporation (Tokyo Main Office)	Bank	Takeshi Kunibe	1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo	2	158,977,620

(iii)	Lender’s Name, etc.

Name (Branch Name)	Name of Representative	Location

   Part III. Joint Holders

1.	Joint Holder /1

(1)	Summary of Joint Holder

(i)	Joint Holder

Individual / Corporate Entity	Corporate Entity (Limited Liability Company)
Name	Aramco Overseas Company B.V.
Address or Location of Head Office	Scheveningseweg 62-66, 2517KX The Hague Netherlands
Former Name
Former Address or Location of Head Office

(ii)	In the case of an Individual

Date of Birth
Occupation
Name of Employer
Address of Employer

(iii)	In the case of a Corporate Entity

Date of Incorporation	December 18, 1989
Name of Representative	Fahad M. Al-Abdulkareem
Title of Representative	President & CEO
Business

1. Entrustment of business in the fields of engineering, intermediation (e.g., financial intermediation), finance, marketing and trade, and advisory services.

2. Business management services for, capital participation in, and credit granting to, various companies (including companies related to crude oil or purified products).

3. Offering of guarantees and financing of affiliates.

4. Development of intellectual property rights such as patent rights, copyrights, and knowhow.

5. Any business incidental or related to each of the foregoing.

(iv)	Contact for Business Affairs

Contact Address and Name of Contact Person for Business Affairs	Akasaka K-Tower, 2-7, Motoakasaka 1-chome, Minato-ku, Tokyo ANDERSON MŌRI & TOMOTSUNE Raku Raku, attorney-at-law
Telephone Number	+81-3-6888-5879

(2)	Breakdown of Share Certificates, etc. Held by the Above Joint Holders

(i)	Number of Share Certificates, etc. Held

	Art. 27-23, Para. 3, Main Text of the Act		Art. 27-23, Para. 3, Item 1 of the Act	Art. 27-23, Para. 3, Item 2 of the Act
Share Certificates or Investment Securities, etc. (number of shares/units)		56,380,000
Share Option Certificates or Investment Equity Subscription Right Certificates, etc. (number of shares/units)	A			H
Bonds with Share Option (number of shares)	B			I
Target Securities Covered Warrants	C			J
Depositary Certificates (shares)
Depositary Certificates (other than shares)	D			K
Trust Beneficiary Securities (shares)
Trust Beneficiary Securities (other than shares)	E			L
Bonds Issued by a Party Other than the Issuer Redeemable into Equity Securities Issued by the Issuers	F			M
Share Certificates Issued by a Party Other than the Issuer Convertible into Shares Issued by the Issuer	G			N
Total (number of shares/units)	O	56,380,000	P	Q
Number of Share Certificates, etc. Deducted by Reason of Transfer by Margin Trading	R
Number of Share Certificates, etc. Deducted by Reason of Existence of Rights to Claim Delivery, etc. between Joint Holders	S
Number of Share Certificates, etc. Held (Total) (O + P + Q – R – S)	T		56,380,000
Number of Potential Share Certificates, etc. Held (A + B + C + D + E + F + G + H + I + J + K + L+ M + N)	U

(ii)	Holding Ratio of Share Certificates, etc.

Total Number of Issued Shares, etc. (number of shares/units) (as of August 9, 2017)	V	376,850,400

Holding Ratio of Share Certificates, etc. by the Above Submitting Party (%) (T/(U + V) x 100)		14.96

Holding Ratio of Share Certificates, etc. Shown in the Preceding Report (%)		14.96

Part IV. Overview Table of Submitting Party and Joint Holders

1.	Submitting Party and Joint Holders

(1)	Idemitsu Kosan Co., Ltd.
(2)	Aramco Overseas Company B.V.

2.	Breakdown of Share Certificates, etc. Held by the Above Submitting Party and Joint Holders

(1)	Number of Share Certificates, etc. Held

	Art. 27-23, Para. 3, Main Text of the Act		Art. 27-23, Para. 3, Item 1 of the Act	Art. 27-23, Para. 3, Item 2 of the Act
Share Certificates or Investment Securities, etc. (number of shares/units)		174,141,200
Share Option Certificates or Investment Equity Subscription Right Certificates, etc. (number of shares/units)	A			H
Bonds with Share Option (number of shares)	B			I
Target Securities Covered Warrants	C			J
Depositary Certificates (shares)
Depositary Certificates (other than shares)	D			K
Trust Beneficiary Securities (shares)
Trust Beneficiary Securities (other than shares)	E			L
Bonds Issued by a Party Other than the Issuer Redeemable into Equity Securities Issued by the Issuer	F			M
Share Certificates Issued by a Party Other than the Issuer Convertible into Shares Issued by the Issuer	G			N
Total (number of shares/units)	O	174,141,200	P	Q
Number of Share Certificates, etc. Deducted by Reason of Transfer by Margin Trading	R
Number of Share Certificates, etc. Deducted by Reason of Existence of Rights to Claim Delivery, etc. between Joint Holders	S
Number of Share Certificates, etc. Held (Total) (O + P + Q – R – S)	T	174,141,200
Number of Potential Share Certificates, etc. Held (A + B + C + D + E + F + G + H + I + J + K + L + M+ N)	U

(2)	Holding Ratio of Share Certificates, etc.

Total Number of Issued Shares, etc. (number of shares/units) (as of August 9, 2017)	V 376,850,400
Holding Ratio of Share Certificates, etc. by the Above Submitting Party (%) (T/(U + V) x 100)	46.21
Holding Ratio of Share Certificates, etc. Shown in the Preceding Report (%)	31.25

(3)	Breakdown of Holding Ratio of Share Certificates, etc. in the case of Joint Holding

Names of Submitting Party and Joint Holders	Number of Share Certificates, etc. Held (total) (number of shares/units)	Holding Ratio of Share Certificates, etc. (%)

Idemitsu Kosan Co., Ltd.	117,761,200	31.25

Aramco Overseas Company B.V.	56,380,000	14.96

Total	174,141,200	46.21